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EXHIBIT 10(XI)


                      AMENDMENT TO LINE OF CREDIT AGREEMENT

              This AGREEMENT, dated July 15, 2000, by and between Bachkine & Meyer Industries, S.A., a British Virgin Islands corporation ("BMI"), and New Generation Holdings, Inc., a Delaware corporation ("NGH" or the "Company").

                                    RECITALS

              WHEREAS, BMI and the Company entered into that certain Line of Credit Agreement dated April 15, 1999 (the "LOC Agreement"), under which BMI advances funds to the Company; and

              WHEREAS, the Company and BMI have agreed to amend the terms of the LOC Agreement.

              NOW THEREFORE, the parties hereby agree as follows:

     1. BMI and the Company hereby agree that the LOC Agreement is amended to provide as follows:

     a. Notwithstanding anything the contrary in the LOC Agreement, no interest shall accrue on any amount due after December 31, 1999.

     b. Notwithstanding anything the contrary in the LOC Agreement, no demand may be made by BMI for the repayment of principal prior to December 31, 2000.

     3.       MISCELLANEOUS

     a. Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties.

     b. Waivers. Any delay or forbearance by either party in exercising any right hereunder shall not be deemed a waiver of that right.

     c. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of such provision shall be construed so as to render it enforceable, to the extent feasible; and if no feasible interpretation would save such provision, it shall be severed from this Agreement and the remainder shall remain in full force and effect. However, in the event such provision is considered an essential element of this Agreement, the parties shall promptly negotiate a replacement thereof.

     d. Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

     e. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

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     f.       Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors, and permitted assigns.

     g. Negotiated Agreement. This Agreement is the result of negotiations between the parties. Accordingly, no party to this Agreement shall be deemed to be the author of this Agreement and there shall be no presumption that this Agreement is to be construed for or against any party to this Agreement on the basis of the authorship of this Agreement.

     h. Headings. The headings in this Agreement are inserted merely for the purpose of convenience and shall not affect the meaning or interpretation of this Agreement.

     i. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. This Agreement may be executed by facsimile signatures.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                                    BACHKINE & MEYER INDUSTRIES, S.A.

                                    By:  /s/ Jacques Mot
                                         _______________________________________
                                    Name: Jacques Mot
                                    Title: Chairman

                                    NEW GENERATION HOLDINGS, INC.


                                    By:  /s/ Thomas R. Marshall
                                        ________________________________________
                                    Name: Thomas R. Marshall
                                    Title: Executive Vice President